UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 12, 2023

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-37564	46-4116523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2750 Premiere Parkway, Ste. 900

Duluth, Georgia 30097

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 per share	BOXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.08	Shareholder Director Nominations.

On April 11, 2023, Boxlight Corporation, a Nevada corporation (the “Company”), filed its preliminary proxy statement on Schedule 14A announcing that it intends to hold its annual meeting on May 23, 2023, at 11 am ET (the “2023 Annual Meeting”). As the Company’s 2023 Annual Meeting has been moved by more than 30 days from the date of our 2022 annual meeting, the Company must allow shareholders sufficient notice with which to nominate director candidates to the Company’s board of directors. In light of our 2023 Annual Meeting being held on May 23, 2023, we are allowing shareholders, who were record holders of our stock as of April 3, 2023 (the record date of the 2023 Annual Meeting), until April 21, 2023 to provide us with director nominations, should they so desire. Any such director nomination proposal must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission, including any notice on Schedule 4N, and must be provided to the Secretary of the Company, at 2750 Premiere Parkway, Ste. 900, Duluth, Georgia 30097, no later than the close of business, or 5 pm, on April 21, 2023. Any director nominations we receive from shareholders after that date will not be considered for inclusion in our definitive proxy statement on Schedule 14A.

In addition to complying with the April 21, 2023 deadline, shareholder director nominations and proposals intended to be considered for inclusion in the Company’s proxy materials for the 2023 Annual Meeting must also comply with all applicable Securities and Exchange Commission rules, including Rule 14a-8 and Rule 14a-19, Nevada general corporate law, and the Company’s amended and restated bylaws in order to be eligible for inclusion in the proxy materials for the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2023

BOXLIGHT CORPORATION

By:	/s/ Greg Wiggins
Name:	Greg Wiggins
Title:	Chief Financial Officer